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Lucent Technologies Inc.

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     The following senior leadership update was delivered to certain employees of Lucent Technologies Inc. (the “Company”) in connection with the Company’s announcement of its results for the second quarter of fiscal 2006.

LUCENT TECHNOLOGIES
SENIOR LEADERSHIP UPDATE
May 1, 2006

IN THIS ISSUE: Second Quarter 2006 Slide Presentation Available
Once again, to assist senior leaders of the business with their need to communicate with their teams about Lucent’s second quarter financial results, we’ve repackaged our key messages from last week’s earnings Senior Leadership Update into a brief PowerPoint presentation for your use.
This quarter we are not having an All-Employee Broadcast to review quarterly results given that we had a broadcast on April 4 for the merger announcement. So it’s even more important to share this presentation with your team and encourage the people managers in your organization to use it in discussions with their teams.
The presentation is available for downloading behind the Purpose, Mission, Vision pill in the left navigation bar of the myLucent home page. To view it, please click on: http://my.lucent.com/eb/pr/ppt/2q06_slide_show.ppt

Lucent Technologies Senior Leadership Update is a proprietary publication of Lucent Technologies Public Relations. We send the publication to all senior leaders and directors in the company so that you will have advance information about major announcements and initiatives, and so that you can pass the information on to the people with whom you work. Past issues are available at Infoview (only directors and senior leaders can access the archive). For additional information, please contact Tom Landers; telephone: 908 582-5897; facsimile: 908 582-2322; mail: 600 Mountain Ave. Room 3C-433, Murray Hill, NJ 07974
SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION
This document contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel’s managements’ future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent’s and Alcatel’s and the combined company’s future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements’ assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent’s Form 10-K for the year ended September 30, 2005 and Alcatel’s Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the US Securities and Exchange Commission. Except as required under the US federal securities laws and the rules and regulations of the US Securities and Exchange Commission, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
In connection with the proposed transaction, Alcatel and Lucent intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including the filing by Alcatel with the SEC of a Registration Statement on Form F-6 and a Registration Statement on Form F-4 (collectively, the “Registration Statements”), which will include a preliminary prospectus and related materials to register the Alcatel American Depositary Shares (“ADS”), as well as the Alcatel ordinary shares underlying such Alcatel ADSs, to be issued in exchange for Lucent common shares, and Lucent and Alcatel plan to file with the SEC and mail to their respective stockholders a Proxy Statement/Prospectus relating to the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus will contain important information about Lucent, Alcatel, the transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus and other documents filed with the SEC by Lucent and Alcatel through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus when they become available from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boétie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.
Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Lucent’s proxy statement for its 2006

Annual Meeting of Stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.
Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Alcatel’s Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boétie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.

Second Quarter 2006 Lucent Review April 2006

Forward Looking Statement Disclosure Safe Harbor for Forward-Looking Statements This presentation contains statements regarding future performance, events or developments, including the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction and other statements about Lucent managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent, as well as Lucent's future performance and the industries in which it operates, in addition to managements' assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: our ability to operate effectively in a highly competitive industry with many participants; our ability to keep pace with technological advances and correctly identify and invest in the technologies that become commercially accepted; our reliance on a small number of key customers; the ability to consummate the proposed transaction with Alcatel; difficulties and delays in obtaining regulatory approvals for the proposed transaction with Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's Form 10-K for the year ended September 30, 2005, as well as other filings by Lucent with the U.S. Securities and Exchange Commission (the "SEC"). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, we disclaim any intention or obligation to update any forward-looking statements in this presentation, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

2Q06 Results Snapshot Reported net income of $181 million, or 4 cents per diluted share Reported strong gross margin of 43% with an operating margin of 12% Reported revenues of $2.14B for 2Q06 - vs. $2.05B in previous quarter and $2.34B in year-ago quarter quarter quarter quarter quarter quarter quarter quarter quarter quarter quarter quarter

2Q06 Highlights We reported solid operational results as evidenced by a strong gross margin of 43%, operating margin of 12% and net income of $181 million, or 4 cents per diluted share. The strict financial discipline we have instilled in our business operations continues to benefit our bottom line. Our revenues increased modestly on a sequential basis, resulting from a measured pace of growth in some of the markets in which we participate - particularly in North America where we have seen slower-than-anticipated wireless deployments. We did see increased sequential sales in such areas as mobility, applications, optical and professional services during the quarter. We ended the quarter with $4 billion in cash and marketable securities. And on April 2 ... we opened a new chapter for Lucent with the announcement of a definitive merger agreement with Alcatel, which would create the world's leading communications solutions provider

2Q06 Segment Results Our Mobility Access and Applications Solutions business revenues were $1 billion, an increase of 6% sequentially and a decline of 18% year over year Our Multimedia Networks Solutions business revenues were $388 million, a decline of 2% sequentially and an increase of 8% year over year Our Converged Core Solutions business revenues were $151 million, an increase of 4 percent sequentially and a decline of 21% year over year Our Services business revenues were $548 million, an increase of 1% sequentially and an increase of 5% year over year

2Q06 vs. 2Q06 1Q06 1Q06 Revenues 2,138 2,047 4% Gross Margin % 43% 42% 1pt Operating Expenses 677 940 (263) Operating Income (Loss) 249 (89) 338 Operating Margin % 12% - 4% 16 pts Net Income (Loss) 181 (104) 285 EPS - basic 0.04 (0.02) 0.06 EPS - diluted 0.04 (0.02) 0.06 Net Pension Credit 114 104 10 2Q06 Financial Results 8 (in millions, except for per share figures)

2Q06 vs. 2Q06 1Q06 1Q06 MOBILITY ACCESS AND APPLICATIONS SOLUTIONS: Revenues 1,002 945 6% Segment Income 371 317 54 MULTIMEDIA NETWORK SOLUTIONS: Revenues 388 395 -2% Segment Income 42 45 (3) CONVERGED CORE SOLUTIONS: Revenues 151 145 4% Segment Income 16 -- 16 SERVICES: Revenues 548 540 1% Segment Income 46 89 (43) 2Q06 Segment Results 10 (in millions)

Looking at FY06 The ramp-up in spending is occurring more slowly than anticipated. While we continue to expect revenue in the second half of fiscal 2006 to improve significantly over the first half, we now expect annual revenues for fiscal 2006 to be down year over year. Given the pending merger with Alcatel, we discontinued our practice of providing specific annual guidance.

Second Half 2006 Opportunities Although North American revenues in first half of FY06 are slightly below the year-ago period, the fundamentals of the business remain solid In North America, we continue to see major opportunities in wireless - we expect UMTS deployments to build during next two quarters and EV-DO Rev A to ramp up in 4Q In Europe, we anticipate a ramp-up on network transformation projects during the second half of year - we have announced a services contract for BT's 21st Century Network In CALA, we continue to expect growth across our portfolio of products and services during the second half of the fiscal year - compared with the first half We expect our applications business' second half revenues to be higher than the first half in North America, Europe and the Asia-Pacific region Merger: We have begun our integration planning with Alcatel and we are on track to compete the merger in the next 6-12 months.

Confidence Based on Our Strength in IMS Architecture We continue to expect our customers to invest in next-generation networks based on Internet protocol Multimedia Subsystem (IMS), which will play to our leadership position in that space To date, we have announced 8 customers for our IMS portfolio, including wins with BellSouth, Cingular, AT&T, Sprint and PAETEC in the United States, and O2 and Netia in Europe In addition, we have 77 trials ongoing for our IMS-based network elements with 16 fixed, mobile and converged customers IMS represents a significant opportunity for us - and we believe the depth and breadth of our solution, our unique Bell Labs technologies and the multivendor network integration skills and expertise offered by Lucent's Services, all position us well As we have said in the past, IMS is more of a longer-term play in terms of revenue, but our early leadership has positioned us well for when IMS revenues begin to ramp up in 2007 and beyond

Zooming in on Focus Areas Things needing our close attention: Driving profitable revenue growth Managing our cost and expense profile Executing on our strategy for growth in targeted areas: IMS, 3G mobility, managed and professional services, next- generation optical, access and data Keeping the gains and improvements on "customer value" Staying focused - as we move ahead with transition planning related to our merger with Alcatel, it's critically important to stay focused on delivering our objectives for the remainder of the year Keep your eye on the ball, execute your plan and meet your commitments - every day

Forward Looking Statement Disclosure Important Additional Information Will Be Filed with the SEC In connection with the proposed transaction, Alcatel and Lucent intend to file relevant materials with the SEC, including the filing by Alcatel with the SEC of a Registration Statement on Form F-6 and a Registration Statement on Form F-4 (collectively, the "Registration Statements"), which will include a preliminary prospectus and related materials to register the Alcatel American Depositary Shares ("ADS"), as well as the Alcatel ordinary shares underlying such Alcatel ADSs, to be issued in exchange for Lucent common shares, and Lucent and Alcatel plan to file with the SEC and mail to their respective stockholders a Proxy Statement/Prospectus relating to the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus will contain important information about Lucent, Alcatel, the transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus and other documents filed with the SEC by Lucent and Alcatel through the Web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus when they become available from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10. Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's Web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500. Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Alcatel's Form 20-F filed with the SEC on March 31, 2006.